UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2020

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 2, 2020, Apollo Global Management, Inc. (the “Company” and together with its subsidiaries, “Apollo”) filed a Current Report on Form 8-K to report the closing of the transactions contemplated by the previously disclosed Transaction Agreement (the “Transaction Agreement”) dated October 28, 2019 (the “Execution Date”) among the Company, Athene Holding Ltd., a Bermuda exempted company (“AHL”), and the entities that form the Apollo Operating Group (as defined below). Pursuant to the Transaction Agreement, among other things, AHL issued, on February 28, 2020 (the “Closing Date”), 35,534,942 Class A common shares of AHL to certain subsidiaries of the Apollo Operating Group in exchange for (i) issuance by the Apollo Operating Group of 29,154,519 non-voting equity interests of the Apollo Operating Group to AHL and (ii) $350 million in cash.

“Apollo Operating Group” refers to (i) the limited partnerships and limited liability companies through which Apollo currently operates its businesses and (ii) one or more limited partnerships or limited liability companies formed for the purpose of, among other activities, holding certain of Apollo’s gains or losses on its principal investments in the funds it manages.

This amendment provides the audited consolidated financial statements of AHL required by Item 2.01 and Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 2.01 and Item 9.01(b) of Form 8-K. The remainder of the information contained in the Current Report on Form 8-K filed on March 2, 2020 is not amended hereby.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial statements of business acquired

The audited consolidated financial statements of AHL for the fiscal years ended December 31, 2019, 2018 and 2017 are included herein as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b)    Pro forma financial information

The Company has elected the fair value option for the transactions contemplated by the Transaction Agreement, which consist of the acquisition of an equity method investee. As such, the Company is not required to provide full pro forma financial information prepared under Article 11. Instead, the Company is providing a narrative discussion of how these transactions impact its results of operations and balance sheet.

The Company previously disclosed that the consummation of the transactions contemplated by the Transaction Agreement was expected to have a material impact on the Company’s GAAP financial statements resulting from the increase in Apollo’s investment in AHL and a discount on Apollo’s investment due to a lack of marketability related to the three-year lock-up of new and existing ownership interests, which was expected to be approximately 10% of market value of Apollo’s investment. At the Closing Date, Apollo recorded a $1.2 billion increase in its investment in AHL and a $300 million fair value loss, related to the discounts for lack of marketability and the mark-to-market change in share price from the Execution Date to the Closing Date. There was an additional $61 million fair value loss recorded in equity related to the transaction resulting from the mark-to-market change in share prices from the Execution Date to the Closing Date.

(d)    Exhibits

Exhibit No.	Description

99.1	Audited Consolidated Financial Statements of Athene Holding, Ltd. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 10-K for the period ended December 31, 2019 (File No. 001-35107)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: March 23, 2020	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer